                                                                    EXHIBIT (11)

STATEMENT REGARDING COMPUTATION OF PER SHARE LOSS:
(In thousands, except number of days and per share data)

     (A) Computation of the weighted average number of shares of common stock outstanding for the periods indicated:

                 QUARTERS ENDED April 1, 2004 AND April 3, 2003

                                                                                 WEIGHTED
                               SHARES OF    NUMBER OF DAYS    NUMBER OF      NUMBER OF SHARES
                             COMMON STOCK    OUTSTANDING      SHARE DAYS        OUTSTANDING
                             ------------   --------------  --------------    ---------------
Quarter Ended April 1, 2004

January 2 - April 1              7,203            91            655,471
Shares Issued                        6         Various               60
                                 -----                          -------
                                 7,209                          655,531            7,204
                                 =====                          =======            =====

Quarter Ended April 3, 2003

January 3 - April 3              7,139            91            649,675
Shares Issued                       47         Various            1,404
                                 -----                          -------
                                 7,186                          651,079            7,155
                                 =====                          =======            =====


               TWO QUARTERS ENDED APRIL 1, 2004 AND APRIL 3, 2003

                                                                                WEIGHTED
                             SHARES OF    NUMBER OF DAYS    NUMBER OF       NUMBER OF SHARES
                           COMMON STOCK    OUTSTANDING      SHARE DAYS         OUTSTANDING
                           ------------   --------------  --------------    ----------------
Period Ended April 1, 2004

October 1 - April 4              7,196           184          1,324,022
Shares Issued                       13         Various              808
                                 -----                        ---------
                                 7,209                        1,324,830            7,200
                                 =====                        =========            =====

Period Ended April 3, 2003

October 1 - April 3              7,129           185          1,318,945
Shares Issued                       57         Various            2,486
                                 -----                        ---------
                                 7,186                        1,321,431            7,143
                                 =====                        =========            =====


     (B)  Computation of Loss Per Share:

          Computation of loss per share is net loss divided by the weighted average number of shares of common stock outstanding for the periods indicated:

                                              QUARTER ENDED         TWO QUARTERS ENDED
                                           April 1,    April 3,    April 1,    April 3,
                                             2004        2003        2004        2003
                                          ---------   ---------   ---------   ---------
Basic:
 Weighted average number of shares
  of common stock outstanding                7,204       7,155       7,200       7,143
                                            ------      ------      ------      ------

 Net loss                                  ($1,352)    ($2,275)    ($  642)    ($8,244)
                                            ------      ------      ------      ------

 Net loss per share                        ($ 0.19)    ($ 0.32)    ($ 0.09)    ($ 1.15)
                                            ======      ======      ======      ======


Assuming dilution:
 Weighted average number of shares
  of common stock outstanding                7,204       7,155       7,200       7,143
 Net effect of dilutive stock
  options-not included if the
  effect was antidilutive                        0           0           0           0
                                            ------      ------      ------      ------
 Total                                       7,204       7,155       7,200       7,143
                                            ------      ------      ------      ------

 Net loss                                  ($1,352)    ($2,275)    ($  642)    ($8,244)
                                            ------      ------      ------      ------

 Net loss per share                        ($ 0.19)    ($ 0.32)    ($ 0.09)    ($ 1.15)
                                            ======      ======      ======      ======
